UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2006

NESTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-12965	13-3163744
(Commission File Number)	(IRS Employer Identification Number)

42 Oriental Street; Third Floor, Providence, Rhode Island

(Address of principal executive offices)

(401) 274-5658

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 7, 2006, Nestor, Inc. awarded Tadas A. Eikinas, its Chief Operating Officer, a discretionary bonus of $10,000, payable immediately, pursuant to the Employment Agreement between Nestor and Mr. Eikinas dated March 29, 2005. On September 8, 2006, Nestor awarded Mr. Eikinas options to purchase 25,000 shares of its common stock at $2.90 per share. The options vest in four equal tranches on each of the first four anniversaries of the grant date and expire on September 7, 2014. The option grant was made under the Company’s 2004 Stock Incentive Plan.

ITEM 5.05.	AMENDMENT TO REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

On September 7, 2006, the Board of Directors amended the Company's Code of Ethics and Insider Trading Policy to provide that the trading window under the policy ends at the close of business on the day two weeks before the last day of each fiscal quarter. Prior to the amendment, the trading window ended on the first calendar day of the third month of the fiscal quarter. The opening of the trading window, beginning 72 hours after public disclosure of the financial results for the prior fiscal quarter, remains unchanged.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits - None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NESTOR, INC.

	By:	/s/ William B. Danzell
William B. Danzell
President and Chief Executive Officer

Date: September 13, 2006